Exhibit 2.05

                           BLUEPHOENIX SOLUTIONS LTD.
                                 8 Maskit Street
                              Herzlia, Israel 46120

                                                                    May 13, 2004

VIA E-MAIL

Omicron Master Trust - bb@omicroncapital.com; bd@omicroncapital.com Cranshire Capital LP - keith@ricefunds.com; cranshire@aol.com
Iroquois Capital L.P - jsilverman@verticalv.net; rabbe@verticalv.net Smithfield Fiduciary LLC - scott.wallace@hcmny.com; adam.chill@hcmny.com

            Re:   Amendment to 2% Convertible Debentures Due November 30, 2006
                  ------------------------------------------------------------

Dear Investors:

      In order to comply with the shareholder approval requirements of the Nasdaq National Market ("Nasdaq"), Nasdaq has advised BluePhoenix Solutions Ltd. (the "Company") that it must amend Section 4(a)(ii)(A) of the 2% Convertible Debentures Due November 30, 2006 (the "Debentures") issued to each of you pursuant to the Securities Purchase Agreement the "Purchase Agreement"), dated March 30, 2004, by and among the Company and each of the addressees to this letter (the "Investors").

      The first sentence of Section 4(a)(ii)(B) of the Form of Debenture, Exhibit A to the Purchase Agreement, shall be amended and restated as follows (underlined text added for purposes of this letter agreement only to show added language):

                  "Notwithstanding anything herein to the contrary, if the Company has not obtained Shareholder Approval (as defined below), if required by the applicable rules and regulations of the Principal Market (or any successor entity), then the Company may not issue upon conversion of the Debentures, in the aggregate, in excess of 19.999% of the number of Ordinary Shares outstanding on the Trading Day immediately preceding the Original Issue Date, less the number of shares of Common Stock issued prior to the applicable Conversion Date upon exercise of any Warrants issued pursuant to the Purchase Agreement (such number of shares, the "Issuable Maximum")."

      Except as specifically waived by the terms of this letter, the Purchase Agreement and its exhibits shall remain unmodified and in full force and effect, and shall not be in any way changed, modified or superseded by the terms set forth herein. CAPITALIZED TERMS USED AND NOT OTHERWISE DEFINED HEREIN THAT ARE DEFINED IN THE PURCHASE AGREEMENT SHALL HAVE THE MEANINGS GIVEN SUCH TERMS IN THE PURCHASE AGREEMENT.

Investors
May 13, 2004
Page 2 of 3


      This letter may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. Execution of this letter may be made by delivery by facsimile.

      The Company acknowledges and agrees that no consideration other than the consideration set forth herein has been or shall be offered or paid to any other person to obtain a Investor's agreement to enter into this letter agreement. The first sentence of this paragraph and the simultaneous distribution of this letter agreement to the Investors is intended to treat for the Company the Investors as a class and shall not in any way be construed as the Investors acting in concert or as a group with respect to the purchase, disposition or voting of the Company's securities or otherwise. For clarification purposes, the Company agrees and acknowledges that each Investor's agreement to the terms hereunder constitutes a separate and independent decision by such Investor.

      The Company covenants to deliver each Investor's original Debenture and Warrant within one business day of receipt of this letter agreement executed by such Investor.

                             **********************

Investors
May 13, 2004
Page 3 of 3


      Please indicate your agreement with the foregoing by executing a copy of this letter and returning it to the undersigned.


                                Very truly yours,

                                BLUEPHOENIX SOLUTIONS LTD.


                                By:
                                   --------------------------------------
                                   Name:
                                   Title:

Accepted and Agreed to:


Name of Investor:  ____________________
Signature of Authorized Signatory of Investor: ________________________ Name of Authorized Signatory: _________________________
Title of Authorized Signatory: ________________________